Exhibit 32.1

Section 1350 Certifications
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

          In connection with the Quarterly Report of Atlas Air Worldwide Holdings, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2004 as filed with the Securities and Exchange Commission (the “Report”), we, Jeffrey H. Erickson and Michael L. Barna, Chief Executive Officer and Chief Financial Officer, respectively, of the Company certify that to our knowledge:

          1. the Report complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange of 1934, as amended; and

          2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 7, 2005	/s/ Jeffrey H. Erickson

Jeffrey H. Erickson
President and Chief Executive Officer

/s/ Michael L. Barna

Michael L. Barna
Senior Vice President and Chief Financial Officer